UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2005

                             DATASCENSION INC.
         (Exact name of Registrant as specified in charter)


         Nevada                       0-29087          87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)


6330 McLeod Drive, Suite 1, Las Vegas, NV		89120
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 262-2061



ITEM 9.01 Financial Statements and Exhibits

Under Regulation FD Disclosure, the Company is filing the press release from this morning as an 8-K.


(c)    Exhibits

10.1    Press Release dated January 6, 2005.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2005.

                                Datascension Inc.


                                By:/s/ Murray N. Conradie
                                --------------------------
                                Murray N. Conradie, CEO






 DESCRIPTION:  Press Release Dated January 6, 2005


Datascension, Inc. provides update to shareholders.

BREA, California - January 6, 2005 -- Datascension, Inc. (OTCBB:DSEN) provides update to shareholders.

Datascension enters 2005 having established the foundation for its subsidiary, Datascension International, Inc., which will now be the sole focus and direction of the company. The subsidiary is expected to maintain the company's goal of profitability and rapid growth during the current fiscal year. Additional income-producing partnerships with nationally recognized corporations are due to be announced as negotiations are concluded and initial testing completed.

"With our current funding partnership now in place, we are very excited to enter 2005 with an extremely positive outlook and have reasonable expectations that profitability of our Datascension International, Inc subsidiary will be maintained and rapidly built upon in fiscal year 2005. Combined with our plans to reorganize the Company over the prior twelve months, our aim to have Datascension International remain profitable and continue growing in 2005 is a vision shared by our shareholders and we have made it our mission to reward them for their continued support," said Scott Kincer, President of Datascension International.

Commenting on the new partnerships being negotiated and testing currently being undertaken, Joey Harmon, Datascension International's Vice President, stated, "We are extremely pleased with the quality of the clients that have approached us to provide market research for them. We attribute this growing list of new clients to our firm commitment of complete customer satisfaction. We believe our strategy will distinguish us as a provider of services and customer service not available anywhere else."

Murray Conradie, CEO of Datascension stated, "I am very pleased with the performance of our team during 2004 and have great expectations moving into 2005 with everyone now focused on growing our call center subsidiary. We have been very gratified by the interest shown by numerous shareholders who have contacted us and wish to keep all of you fully informed on the excellent progress we are making. This is a turning point in the history of our company and there are many positive developments we wish to discuss in greater detail than a typical press release will allow." Conradie concluded, "We expect to make additional public announcements in the near future that will specify and validate many of the areas covered in our restructuring and progress moving forward."


About Datascension International

Datascension International, a premier data solutions company with operations in California, Costa Rica and the Dominican Republic, embodies a unique expertise in the collection, storage, processing and interpretation of marketing data. Employing hundreds of bilingual professionals, the company is rapidly becoming one of the largest Spanish-speaking call centers. The company's commitment to customer service, quality and on-time project management has fostered its world-class reputation among major market research firms and corporate market research departments.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made in this press release contain certain forward-looking statements that involve a number of risks and uncertainties. In addition to the matters described above, the company's ability to initiate and complete the contemplated transactions described above will depend upon a number of factors including overall economic conditions, general stock market conditions and the continuing results of the company, as well as the risk factors listed from time to time in the SEC filings of Datascension Inc.

For further information: www.datascension.com

SOURCE: Datascension, Inc.

CONTACT:    Stock Enterprises
             (Investor Relations)
             Jim Stock, 866-242-2405
             stockenter@aol.com